EXHIBIT NO. 23.3: Consent of independent auditors of ALA (Nevada) Inc.

Consent of independent auditors of ALA (Nevada) Inc.

We consent to the incorporation by reference in registration statements
No. 333-89711, 33-6070, 33-34716 and 33-61790 on Form S-8 and registration statements No. 333-76535, 2-78568, 2-78713 and 33-82754 on Form S-3 of Alcan
Aluminium Limited of our report dated August 20, 1999, with respect to the balance sheets of ALA (Nevada) Inc. as of December 31, 1998 and 1997, and the related statements of income, shareholders' equity, and cash flows for the year ended December 31, 1998 and for the period from April 10, 1997 (inception) to December 31, 1997, (not appearing separately therein), which report appears in the Current Report on Form 8-K/A of Alcan Aluminium Limited dated December 21, 2000.

Zurich, Switzerland
December 21, 2000

                                                        /s/ KPMG Fides Peat
                                                       ------------------------
                                                            KPMG Fides Peat

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




CONSOLIDATED BALANCE SHEET
AS AT 31 DECEMBER

CONSOLIDATED FINANCIAL STATEMENTS                                     NOTE*        1997        1998       1999
---------------------------------                                     -----        ----        ----       ----
                                                                                       (In million of CHF)


ASSETS
FIXED ASSETS
Property, plant and equipment                                              4      6,926       7,156      8,015
Accumulated depreciation                                                   4     (4,518)     (4,676)    (5,121)
Intangible assets and goodwill                                             4        255         246        282
Other non current assets and deferred items                            4, 23        122          87        118
Investments in affiliates                                               4, 6         21          19         34
Long-term loans and advances                                           4, 14         51          11          7
                                                                                 ------      ------     ------
TOTAL FIXED ASSETS                                                         4      2,857       2,843      3,335
                                                                                 ======      ======     ======
CURRENT ASSETS
Inventories                                                                7      1,092       1,120      1,226
Trade receivables                                                          8        940         926      1 087
Other receivables, prepaid expenses and accrued income                     9        368         325        339
Short-term advances and other financial assets                            14         33          17         74
Cash and cash equivalents                                             10, 14        328         360        611
                                                                                 ------      ------     ------
TOTAL CURRENT ASSETS                                                              2,761       2,748      3,337
                                                                                 ======      ======     ======
Net assets of discontinuing operations                                    28      1,880       1,809          0
                                                                                 ------      ------     ------
TOTAL ASSETS                                                                      7,498       7,400      6,672
                                                                                 ======      ======     ======
LIABILITIES AND SHAREHOLDERS' EQUITY
Share capital                                                                       780         629        642
Consolidated reserves                                                             1,985       2,472        716
TOTAL SHAREHOLDERS' EQUITY                                                        2,765       3,101      1,358
MINORITY INTERESTS                                                                   32          41         40
LIABILITIES
Long-term provisions                                                  13, 23        633         608        641
Long-term debt:
  Bonds                                                               14, 17        828         867        766
  Due to banks and other financial institutions                           14        696         333        322
                                                                                 ------      ------     ------
TOTAL LONG-TERM LIABILITIES                                                       2,157       1,808      1,729
                                                                                 ======      ======     ======
Current liabilities:
  Trade payables                                                          16        752         702        751
  Other liabilities and deferred items                                    15        832         765      1 089
Short-term debt:
  Due to banks and other financial institutions                           14        892         980      1 705
  Long-term debts due within one year                                     14         68           3          0
                                                                                 ------      ------     ------
TOTAL CURRENT LIABILITIES                                                         2,544       2,450      3,545
                                                                                 ------      ------     ------
TOTAL LIABILITIES                                                                 4,701       4,258      5,274
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                        7,498       7,400      6,672
                                                                                 ======      ======     ======


* See the accompanying notes to the consolidated financial statements.


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